As filed with the Securities and Exchange Commission on August 9, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ADOLOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	31-1429198
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation of organization)

700 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices)

ADOLOR CORPORATION AMENDED AND RESTATED

2011 STOCK-BASED INCENTIVE COMPENSATION PLAN

(f/k/a Adolor Corporation Amended and Restated 2003 Stock-based Incentive Compensation Plan)

(Full title of the plan)

John M. Limongelli, Esq.

Senior Vice President, General Counsel & Secretary

Adolor Corporation

700 Pennsylvania Drive

Exton, PA 19341

(Name and address of agent for service)

(484) 595-1500

(Telephone number, including area code, of agent for service)

Copy to:

Pran Jha, Esq.

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

(312) 853-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common stock, $0.0001 par value (3)	2,000,000 shares	$2.39	$4,780,000	$554.96

(1)                                  Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)                                  Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for purposes of calculating the registration fee, based upon the average of the high and low sales price for a share of Common Stock on August 4, 2011, as reported on the Nasdaq Global Market.

(3)                                  Each share of the registrant’s common stock includes one right to purchase Adolor Corporation Series A Junior Participating Preferred Stock pursuant to the Amended and Restated Rights Agreement, dated as of January 31, 2011, between Adolor Corporation and StockTrans, a Broadridge Company.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 relates to the registration of an additional 2,000,000 shares of Common Stock, $.0001 par value, of Adolor Corporation (the “Company” or “Registrant”).  The shares are securities of the same class and relating to the same employee benefit plan, the Adolor Corporation Amended and Restated 2011 Stock-based Incentive Compensation Plan (previously known as the Adolor Corporation Amended and Restated 2003 Stock-based Incentive Compensation Plan), as those shares registered in the Registrant’s registration statement on Forms S-8, previously filed with the Securities and Exchange Commission on June 6, 2003, June 1, 2006 and June 12, 2008.  The earlier registration statements on Form S-8 (Registration Nos. 333-105912, 333-134647 and 333-151628) are hereby incorporated by reference.

Item 8.                    Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Exhibit
4.1(a)	Amended and Restated Certificate of Incorporation of Adolor, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on May 14, 2001.
4.2	Amended and Restated Bylaws of the Company, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 25, 2009.
4.3	Form of Common Stock Certificate, filed as Exhibit 4.14 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on March 21, 2000.
4.4

Amended and Restated Rights Agreement, dated as of January 31, 2011, between Adolor Corporation and StockTrans, a Broadridge Company, filed as Exhibit 99.1 to Amendment No. 2 to the Company’s Registration Statement on Form 8-A filed on January 31, 2011 and which includes the Form of Certificate of Designation, Preferences and Rights of Series A Junior Participation Preferred Stock (Exhibit A), the Form of Rights Certificate (Exhibit B) and the Form of Summary of Rights (Exhibit C) (filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A/A (Amendment No. 2) filed with the Securities and Exchange Commission on January 31, 2011, and incorporated herein by reference.

4.5

Adolor Corporation Amended and Restated 2011 Stock-Based Incentive Compensation Plan (effective as of May 17, 2011), filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 18, 2011.

5.1*	Opinion of Sidley Austin LLP.
23.1*	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1 hereto).
23.2*	Consent of KPMG LLP, Philadelphia, PA.
24.1*	Power of Attorney (included on signature page of this Registration Statement).

*                                         Filed herewith.

Item 9.    Undertakings.

(a)   The Company hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, Commonwealth of Pennsylvania, on August 9, 2011.

ADOLOR CORPORATION

By:	/s/ Michael R. Dougherty
Michael R. Dougherty
President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Michael R. Dougherty and Stephen W. Webster, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution for him or her and on his or her behalf, and in his or her name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Company hereby confers like authority on its behalf.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Dougherty	President, Chief Executive Officer and Director	August 9, 2011
Michael R. Dougherty	(Principal Executive Officer)

/s/ Stephen W. Webster	Senior Vice President, Finance and	August 9, 2011
Stephen W. Webster	Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ David M. Madden	Chairman of the Board of Directors	August 9, 2011
David M. Madden

/s/ Armando Anido	Director	August 9, 2011
Armando Anido

/s/ Georges Gemayel, Ph.D.	Director	August 8, 2011
Georges Gemayel, Ph.D.

/s/ Paul Goddard, Ph.D.	Director	August 9, 2011
Paul Goddard, Ph.D.

/s/ George V. Hager, Jr.	Director	August 9, 2011
George V. Hager, Jr.

/s/ Guido Magni, M.D., Ph.D.	Director	August 9, 2011
Guido Magni, M.D., Ph.D.

/s/ Claude H. Nash, Ph.D.	Director	August 9, 2011
Claude H. Nash, Ph.D.

/s/ Donald E. Nickelson	Director	August 7, 2011
Donald E. Nickelson

Exhibit Index

Exhibit Number	Exhibit
4.1(a)	Amended and Restated Certificate of Incorporation of Adolor, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on May 14, 2001.
4.2	Amended and Restated Bylaws of the Company, filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 25, 2009.
4.3	Form of Common Stock Certificate, filed as Exhibit 4.14 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on March 21, 2000.
4.4

Amended and Restated Rights Agreement, dated as of January 31, 2011, between Adolor Corporation and StockTrans, a Broadridge Company, filed as Exhibit 99.1 to Amendment No. 2 to the Company’s Registration Statement on Form 8-A filed on January 31, 2011 and which includes the Form of Certificate of Designation, Preferences and Rights of Series A Junior Participation Preferred Stock (Exhibit A), the Form of Rights Certificate (Exhibit B) and the Form of Summary of Rights (Exhibit C) (filed as Exhibit 1 to the Company’s Registration Statement on Form 8-A/A (Amendment No. 2) filed with the Securities and Exchange Commission on January 31, 2011, and incorporated herein by reference.

4.5

Adolor Corporation Amended and Restated 2011 Stock-Based Incentive Compensation Plan (effective as of May 17, 2011), filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 18, 2011.

5.1*	Opinion of Sidley Austin LLP.
23.1*	Consent of Sidley Austin LLP (included in its opinion filed as Exhibit 5.1 hereto).
23.2*	Consent of KPMG LLP, Philadelphia, PA.
24.1*	Power of Attorney (included on signature page of this Registration Statement).

*                                         Filed herewith.